WEISS TREASURY ONLY MONEY MARKET FUND

Statement of Assets and Liabilities
January 5, 1996
--------------------------------------------------------------------------------




Assets:
 Cash.........................................................  $33,334
 Organization Costs...........................................   32,002
 Prepaid Blue Sky.............................................   12,385
                                                                -------

  Total Assets................................................   77,721
                                                                -------

Liabilities:
 Due to Affiliates............................................   44,387
                                                                -------

Net Assets:...................................................  $33,334
                                                                =======

Net Assets Consist of:
 33,334 shares outstanding
 Paid in Capital..............................................  $33,334
                                                                -------

  Total.......................................................  $33,334
                                                                =======

Net Assets Value Per Share:  (33,334 +
 33,334 shares outstanding....................................  $  1.00
                                                                =======

The accompanying notes are an integral part of this financial statement.

WEISS TREASURY ONLY MONEY MARKET FUND


Notes to Statement of Assets and Liabilities
January 5, 1996
--------------------------------------------------------------------------------


1.  Organization:

    Weiss Treasury Only Money Market Fund ("Fund") is a diversified series of Weiss Treasury Fund ("Trust"), an open-end management investment company registered under the Investment Company Act of 1940. The Trust was organized on August 10, 1995 as a Massachusetts business trust. The Board of Trustees of the Trust oversees the business affairs of the Trust and is responsible for significant decisions relating to each Fund's investment objective and policies. The Trustees delegate the day-to-day management of the Funds to the officers of the Trust.


2.  Organization Costs and Transactions With Affiliates:

    Organization expenses, except for certain expenses relating to State (Blue
    Sky) registration fees, are being amortized over a five year period from January 15, 1996. Such organizational expenses have been paid by the Investment Manager (Weiss Money Management, Inc.) and will be reimbursed by the Fund. If Weiss Money Management, Inc. or any other holder withdraws any portion of its $33,334 seed money prior to the end of the five year period beginning January 15, 1996, the redemption price of the seed money shares will be reduced by a pro rata share (based on the proportionate share of the original shares redeemed to the total number of original shares outstanding at the time of redemption) of the unamortized organizational expenses.

    Weiss Money Management, Inc., (the "Manager"), is the investment adviser to Weiss Treasury Only Money Market Fund, and is responsible for the day-to-day management of the Fund's portfolio. Weiss Treasury Only Money Market Fund shares are sold on a continuous basis by Weiss Funds, Inc., a registered broker-dealer (the "Distributor") and wholly-owned subsidiary of the Manager.

    Certain officers of the Trust are officers and / or employees of the Adviser, Administrator and Counsel to the Funds. Such individuals are not compensated by the Trust for services in their capacity as Trust officers.

WEISS INTERMEDIATE TREASURY FUND

Statement of Assets and Liabilities
January 5, 1996
--------------------------------------------------------------------------------


Assets:
 Cash.........................................................  $33,333
 Organization Costs...........................................   32,000
 Prepaid Blue Sky.............................................   12,185
                                                                -------

  Total Assets................................................   77,518
                                                                -------

Liabilities:
 Due to Affiliates............................................   44,185
                                                                -------

Net Assets:...................................................  $33,333
                                                                =======

Net Assets Consist of:
 Capital stock, par value $.01 per share _______ shares
  authorized, 3,333.30 shares issued and outstanding            $    33
 Additional paid-in capital...................................   33,300
                                                                -------

  Total.......................................................  $33,333
                                                                =======

Net Assets Value Per Share: ($33,333 +
 3,333.30 shares outstanding).................................  $ 10.00
                                                                =======


The accompanying notes are an integral part of this financial statement.

WEISS INTERMEDIATE TREASURY FUND

Notes to Statement of Assets and Liabilities
January 5, 1996
--------------------------------------------------------------------------------


1.  Organization:

    Weiss Intermediate Treasury Fund ("Fund") is a diversified series of Weiss Treasury Fund ("Trust"), an open-end management investment company registered under the Investment Company Act of 1940. The Trust was organized on August 10, 1995 as a Massachusetts business trust. The Board of Trustees of the Trust oversees the business affairs of the Trust and is responsible for significant decisions relating to each Fund's investment objective and policies. The Trustees delegate the day-to-day management of the Funds to the officers of the Trust.

2.  Organization Costs and Transactions With Affiliates:

    Organization expenses, except for certain expenses relating to State (Blue
    Sky) registration fees, are being amortized over a five year period from January 15, 1996. Such organizational expenses have been paid by the Investment Manager (Weiss Money Management, Inc.) and will be reimbursed by the Fund. If Weiss Money Management, Inc. or any other holder withdraws any portion of its $33,333 seed money prior to the end of the five year period beginning January 15, 1996, the redemption price of the seed money shares will be reduced by a pro rata share (based on the proportionate share of the original shares redeemed to the total number of original shares outstanding at the time of redemption) of the unamortized organizational expenses.

    Weiss Money Management, Inc., (the "Manager"), is the investment adviser to Weiss Intermediate Treasury Fund, and is responsible for the day-to-day management of the Fund's portfolio. Weiss Intermediate Treasury Fund shares are sold on a continuous basis by Weiss Funds, Inc., a registered broker-dealer (the "Distributor") and wholly-owned subsidiary of the Manager.

    Certain officers of the Trust are officers and / or employees of the Adviser, Administrator and Counsel to the Funds. Such individuals are not compensated by the Trust for services in their capacity as Trust officers.

WEISS TREASURY BOND FUND

Statement of Assets and Liabilities
January 5, 1996
--------------------------------------------------------------------------------




Assets:
 Cash...........................................................  $33,333
 Organization Costs.............................................   32,000
 Prepaid Blue Sky...............................................   13,565
                                                                  -------

  Total Assets..................................................   78,898
                                                                  -------

Liabilities:
 Due to Affiliates..............................................   45,565
                                                                  -------

Net Assets:.....................................................  $33,333
                                                                  =======

Net Assets Consist of:
 Capital stock, par value $.01 per share _____ shares
  authorized, 3,333.30 shares issued and outstanding............  $    33
 Additional paid-in capital.....................................   33,300
                                                                  -------

  Total.........................................................  $33,333
                                                                  =======

Net Assets Value Per Share: (33,333 +
 3,333 shares outstanding)......................................  $ 10.00
                                                                  =======


The accompanying notes are an integral part of this financial statement.

WEISS TREASURY BOND FUND

Notes to Statement of Assets and Liabilities
January 5, 1996
--------------------------------------------------------------------------------


1.  Organization:

    Weiss Treasury Bond Fund ("Fund") is a diversified series of Weiss Treasury Fund ("Trust"), an open-end management investment company registered under the Investment Company Act of 1940. The Trust was organized on August 10, 1995 as a Massachusetts business trust. The Board of Trustees of the Trust oversees the business affairs of the Trust and is responsible for significant decisions relating to each Fund's investment objective and policies. The Trustees delegate the day-to-day management of the Funds to the officers of the Trust.

2.  Organization Costs and Transactions With Affiliates:

    Organization expenses, except for certain expenses relating to State (Blue
    Sky) registration fees, are being amortized over a five year period from January 15, 1996. Such organizational expenses have been paid by the Investment Managers (Weiss Money Management, Inc.) and will be reimbursed by the Fund. If Weiss Money Management, Inc. or any other holder withdraws any portion of its $33,333 seed money prior to the end of the five year period beginning January 15, 1996, the redemption price of the seed money shares will be reduced by a pro rata share (based on the proportionate share of the original shares redeemed to the total number of original shares outstanding at the time of redemption) of the unamortized organizational expenses.

    Weiss Money Management, Inc., (the "Manager"), is the investment adviser to Weiss Treasury Bond Fund, and is responsible for the day-to-day management of the Fund's portfolio. Weiss Treasury Bond Fund shares are sold on a continuous basis by Weiss Funds, Inc., a registered broker-dealer (the "Distributor") and wholly-owned subsidiary of the Manager.

    Certain officers of the Trust are officers and / or employees of the Adviser, Administrator and Counsel to the Funds. Such individuals are not compensated by the Trust for services in their capacity as Trust officers.